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                                                                   Exhibit  99


Friday November 2, 9:02 am Eastern Time
                                                             Press Release
SOURCE: Kaire Holdings, Inc.

Kaire Holdings Reaches Agreement to Seek Shareholder Approval to Spin-Off Classic Care Pharmacy into Separately Trading Company


LOS ANGELES--(BUSINESS WIRE)--Nov. 2, 2001--Kaire Holdings, Inc. (OTCBB:KAHI -
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news) has reached an agreement with the former Classic Care shareholders to spin
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out Classic Care Pharmacy into a separately traded public entity.

The specific terms of the agreement will require shareholder approval and will be outlined in a proxy statement to be mailed to shareholders on or about Dec. 21, 2001. The Company has also tentatively scheduled its Annual Shareholders Meeting for Jan. 10, 2002.

About Kaire, Inc.

KAIRE provides specialized pharmacy care to bed and board facilities through its Classic Care Pharmacy, and HIV patients through its YesRx Health Advocate program. Kaire joint venture partner Stason Biotech is engaged in the research and development of compounds and testing measures for the treatment of pathogenic viral infections as well as other clinical applications related to solid prescription drug formations. Stason Biotech also provides quantitative laboratory analysis to research facilities engaged in regional blood flow studies under laboratory conditions.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "ACT"). In particular, when used in the preceding discussion, the words "estimated," "believe," "optimistic," "expect" and similar conditional expressions are intended to identify forward-looking statements within the meaning of the ACT and are subject to risks and uncertainties, and actual results could differ materially from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, unfavorable market conditions, increased competition, limited working capital, failure to implement business strategies, and other risks. For other company information, visit the corporate Web site at www.kaireholdingsinc.com.
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Contact:

     CEOcast Inc., New York
     Mathew Henderson, 212/732-4300
      www.KaireHoldingsInc.com
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      www.CEOcast.com
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